UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2013

Illumina, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Illumina Way, San Diego, California		92122
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On October 16, 2013, Jay Flatley, Illumina’s President and Chief Executive Officer, sent the following email to employees regarding organizational changes that will become effective January 1, 2014:
Illumina’s technology advancements have brought precision medicine to our doorstep. We have taken great steps to move our markets forward, and today we are taking great steps to move our company forward. I am excited to share with you a set of organizational changes that we will make in the new year. These changes will enable us to continue growth in our existing markets, take the next steps to move into new markets, and further catalyze the use of our technologies in the clinic. We have the vision and the technology to improve human health by unlocking the power of the genome. The following changes, effective January 1, 2014, will accelerate that pursuit.
Adding a President
Our business is evolving, and the markets we serve continue to diversify. Our technologies are being deployed in major projects and programs around the world. As we have focused on how to best organize to support the next stage of our growth, the Board and I have decided that this is the right time to bring a President into the company. Until now, I’ve served the dual role of President and CEO. To be clear, I’m not going anywhere. The new President will report to me, and will focus on leading our business units and the core functions responsible for envisioning, developing and producing our products. I will be able to focus more of my time on setting and driving the strategic vision for the company, as well as managing the commercial and corporate functions.
Aligning with Our Markets
To ensure we can continue our rapid growth, we need to quickly catalyze, develop and penetrate markets that represent our largest opportunities. Our markets will require more focus on integrated solutions, ease of use and clinically actionable reports. We are realigning our business units around our core markets and structuring them with this in mind.
Each new business unit will include product marketing, market development, technology development and targeted informatics resources to make it possible for them to quickly and efficiently translate market knowledge into market solutions. Effective January 1st, 2014, Illumina’s five business units will be:

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Life Sciences: Kirk Malloy, Ph.D., currently our VP, Customer Solutions, will lead the Life Sciences Business Unit, which will focus on our core platform technologies and the core markets that they enable, including complex disease, agrigenomics, microbiology and metagenomics. We are creating a new Custom Products group that will report into Kirk. This group will focus on content development for custom products as well as the infrastructure to develop and manufacture them. In addition, we are moving our existing Molecular Biology and PCR business under Kirk. Mark Lewis, currently SVP and General Manager of this business, will be retiring. That said, Mark has agreed to provide interim leadership for the Customer Solutions function while we recruit a new leader for the group.

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Reproductive and Genetic Health: Tristan Orpin will move from his current role of Chief Commercial Officer to become the General Manager of this rapidly growing and important market. This business unit will combine our Verinata, BlueGnome and cytogenetics portfolio and will focus on building a comprehensive, integrated offering in Reproductive Health and patient-directed Genetic Health.

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Oncology: Rick Klausner, M.D., who recently joined Illumina as our Chief Medical Officer, will provide interim leadership for our efforts in cancer, one of the largest market opportunities for our technologies in the future. The focus of this business unit will be to provide a comprehensive set of tools to the oncology community to use our technology in the development of solutions across the cancer-management spectrum.

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Enterprise Informatics: Nick Naclerio, Ph.D., will assume the leadership of this key business area to enable the storage, analysis, understanding and sharing of genomic and phenotypic information. By establishing a strong focus in enterprise informatics solutions, we will be able to build the foundation upon which institutions can deliver precision medicine using genomic information. Nick will also continue in his current role as SVP, Corporate Development.

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New and Emerging Markets: Matt Posard, currently SVP and General Manager of our Translational and Consumer Genomics business, will lead this new business unit, designed to allow us to quickly identify, catalyze and develop new markets and solutions. By creating a business unit focused on capturing these new opportunities, we anticipate accelerated expansion and success.

Structuring for Innovation and Excellence in Execution
Maintaining our strength in platform innovation and development, building a best-in-class pipeline for delivering products to the clinic and continuing to focus on operational excellence are important themes for us as a company-now and in the future. To advance these efforts, we are making several changes in the structure and leadership of core functions that span our businesses. In addition to the business units mentioned above, the following centralized functions will report directly to the President.

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Product Development: Omead Ostadan will continue as SVP of Product Development, which will move out of the current Genomic Solutions business unit to become a centralized function that will span systems, assays, consumables, reagents and software. This organization will be responsible for delivering continued technology innovation across the organization.

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IVD Development: Greg Heath, Ph.D., currently SVP and General Manager of our Diagnostics business, will become SVP of IVD Development, and will build our capabilities to bring Illumina technology-based solutions through the regulatory pipeline. IVD Development will include the key functions needed to build a best-in-class regulated products pipeline, including Medical Affairs, Clinical Trials, and Regulatory Affairs.

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Operations: We have made great strides in our operational initiatives in 2013, and we will continue our efforts around operational excellence under the leadership of our new SVP of Operations, Bob Ragusa, who will be joining us in December. The Operations function, currently part of the Genomic Solutions business unit, will become a centralized function.

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Quality: Quality and Regulatory Affairs will become two distinct functions in the organization, with Regulatory Affairs being part of the IVD Development group and Quality being a separate, central function. Melina Cimler, Ph.D., will be our VP, Quality, and will continue to build our expertise and focus there, which is becoming increasingly more important as we move into clinical markets.

Focusing on the Customer
We have made great strides over the past two years in expanding our relationships and reach with new customers in translational genomics and diagnostics. With rapid technology innovation, the lines between customer groups-from research to diagnostics-are becoming less distinct. To address these changing dynamics, we are consolidating our Commercial organization and channel. By doing so, we can continue to build and deliver a strong sales and support experience, build global presence and better serve our customers around the world. Christian Henry, currently SVP and General Manager of our Genomic Solutions business, will become our Chief Commercial Officer and lead Illumina’s rapidly evolving commercial team.
Moving Fast and Embracing Change
For me, these changes represent the next step in our evolution, and they will accelerate our growth and expand our reach into new and exciting markets. When Illumina was founded, the idea of precision medicine was just a concept; no one knew how it would come to pass. Now, we are on the cusp of it, we are not just talking about it, it’s happening. In the next few years, our technology will be used to transform human health by identifying undiagnosed illnesses, changing fields like oncology and genetic disease and ultimately, saving lives.
As a company, we are focused and passionate about our vision, and we have unique DNA that enables us to move fast and embrace change, anticipating the needs of our markets and customers and driving to meet and exceed them. Together, we will continue to make great products and turn our vision into a reality.
I believe we’re ready for this next step in our company’s evolution. I know you are too, so let’s keep going and unlock the power of the genome together.
Jay
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In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall expressly be set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: October 16, 2013	By:	/s/ Charles E. Dadswell
Name: Charles E. Dadswell
Title: Senior Vice President & General Counsel